RETIREMENT AGREEMENT
                              --------------------


         This RETIREMENT AGREEMENT, dated as of April 29, 1999 (this "Agreement"), is made and entered into among Lexmark International, Inc., a Delaware corporation ("LII"), Lexmark International Group, Inc., a Delaware corporation ("Group"), and Marvin L. Mann (the "Retiree").

W I T N E S S E T H:
--------------------

         WHEREAS, Retiree desires to retire from the employ of LII and Group, and LII, Group and Retiree desire to enter into a retirement agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the parties hereto hereby agree as follows:

         1.       Term.
                  ----

                  This Agreement shall take effect on the Retirement Date (as defined below) and, except as otherwise provided herein, shall remain in effect until and including April 29, 2009, except as extended with respect to any particular benefit or service pursuant to the terms hereof (such period being referred to herein as the "Restricted Period").

         2.       Retirement.
                  ----------

                  Retiree hereby retires and resigns as employee, Chairman of LII and Chairman of Group, effective as of April 29, 1999 (the "Retirement Date").

         3.       Payments.
                  --------

                  Pursuant to Retiree's previously submitted Deferral Election Form, LII hereby agrees to pay to Retiree $190,684.93, which is a pro rata portion of Retiree's annual incentive award for 1999 assuming that 100% of the Operating Target (as defined in Retiree's Employment Agreement among Group, LII and Retiree dated as of March 18, 1997 (the "Employment Agreement")) is met for 1999, in Deferred Stock Units and provide the Retiree with the Supplemental Units in accordance with Group's Stock Incentive Plan, as amended and restated effective April 30, 1998 (the "Plan").

         4.       Options and Other Awards.
                  ------------------------

                  (a) Stock Options.
                      -------------

                  On August 28, 1991, Retiree was granted 420,000 stock options pursuant to the Lexmark Holding, Inc. Stock Option Plan for Executives and Senior Officers (the "Option Plan"), all of which have vested and 84,000 remain exercisable.

                  On May 26, 1992, Retiree was granted 420,000 stock options pursuant to the Option Plan, all of which have vested, 197,946 remain exercisable by Retiree and 32,214 remain exercisable by a trust established by Retiree.

                  On November 15, 1995, Retiree was granted 112,500 stock options pursuant to the Plan, 67,500 of which have become vested and exercisable and 45,000 remain unvested and unexercisable.

                  On November 15, 1995, Retiree was granted 112,056 stock options pursuant to the Plan, all of which have become vested and exercisable.

                  On November 15, 1995, Retiree was granted 52,944 stock options pursuant to the Plan, all of which have become vested and exercisable.

                  On February 13, 1997, Retiree was granted 90,000 stock options pursuant to the Plan, 36,000 of which have become vested and exercisable, and 54,000 remain unvested and unexercisable.

                  On  February  12,  1998,  Retiree was  granted  125,000  stock
options  pursuant  to  the  Plan,   25,000  of  which  have  become  vested  and
exercisable, and 100,000 remain unvested and unexercisable.

                  On February 11, 1999, Retiree was granted 35,438 stock options pursuant to the Plan, none of which have become vested and exercisable.

                  As part of this Agreement, all such unvested and unexercisable stock options shall continue to be issued and outstanding, shall continue to vest and become exercisable by Retiree in accordance with the vesting schedules in the stock option agreements entered into between Group and Retiree representing such stock options and shall expire in accordance with the expiration dates set forth in such option agreements; provided, that, notwithstanding the above and the terms of any such stock option agreement, Retiree shall no longer be entitled to receive any Reload Options (as such term is defined in such stock option agreements).

                  (b) Deferred Stock Units.
                      --------------------

                  On February 27, 1997, Retiree deferred his annual incentive bonus into 10,714 Elective Deferred Stock Units and received 2,143 Supplemental Deferred Stock Units.

                  On February 25, 1999, Retiree deferred his annual incentive bonus into 12,650 Elective Deferred Stock Units and received 2,530 Supplemental Deferred Stock Units.

                  All such Elective Deferred Stock Units are entitled to be settled through the issuance of Group's Class A Common Stock on the Retirement Date, or such later date as the Retiree shall elect pursuant to the terms and conditions of the Plan. Retiree has elected to defer the settlement of the February 27, 1997 deferral of 10,714 Elective Deferred Stock Units until April 29, 2002, the settlement of the February 25, 1999 deferral of 12,650 Elective Deferred Stock Units until April 29, 2003, and the settlement of the Elective

Deferred Stock Units to be received in lieu of Retiree's annual incentive award for 1999 pursuant to Section 3 above until April 29, 2004.

                  All such Supplemental Deferred Stock Units shall continue to be issued and outstanding under the Plan and shall vest on the fifth anniversary of the respective dates of grant. Supplemental Deferred Stock Units will be settled through the issuance of Group's Class A Common Stock on each vesting date, or such later date as the Retiree shall elect pursuant to the terms and conditions of the Plan.

                  (c) Restricted Stock Units.
                      ----------------------

                  On February 12, 1998, Retiree was granted 6,750 restricted stock units pursuant to the Plan, all of which remain unvested. As part of this Agreement, all such restricted stock units shall continue to be issued and outstanding under the Plan and shall continue to vest in accordance with the vesting schedule in, and be subject to, the restricted stock award agreement between Group and Retiree representing such restricted stock units.

                  (d) Performance Award.
                      -----------------

                  On July 31, 1997, Retiree was granted performance units pursuant to the Plan. Pursuant to this Agreement, Retiree shall continue to be entitled to receive up to 7,875 performance units, the actual number dependent upon the achievement of certain performance goals of Group in accordance with the amended award agreement between Group and Retiree with respect to the grant of the performance units. In connection therewith, Retiree shall receive shares of Group's Class A Common Stock and a cash payment upon completion of the performance period (January 1, 1997 through December 31, 2000).

                  Notwithstanding any provision of this Agreement, Retiree shall continue to be subject to the prohibition under the Securities Exchange Act of 1934, as amended, against "short swing profits" applicable to insiders of Group for a period of six (6) months following April 29, 1999. In order to facilitate compliance with this law, Retiree agrees not to engage, or to permit any entity over which he exercises control to engage, in any transaction involving Group's Class A Common Stock until October 29, 1999, without first obtaining the approval of the General Counsel of Group. After receiving such approval and during such period, Retiree agrees to report the details of all transactions, as soon as consummated, to the General Counsel of Group.

         5.       Consulting Appointment.
                  ----------------------

                  (a)  Appointment.
                       -----------

                  Retiree hereby agrees, upon the Retirement Date, to provide consulting services to LII, Group and/or their subsidiaries for a period of five years from the date of this Agreement. LII and Group hereby retain Retiree as an independent contractor (in such capacity, "Consultant") to provide such services as may be specified by LII, Group and/or their subsidiaries from time to time during such five-year term. LII and Group may, at their option, retain
Consultant for an additional five-year period on the same terms as those outlined in this Section or upon any other terms mutually agreed upon by LII, Group and Consultant.

                  (b)  Services.
                       --------

                  Consultant hereby accepts said appointment and agrees to make available to LII, Group and/or any of their subsidiaries, on request of the Chief Executive Officer and/or the Board of Directors of LII or Group, Consultant's advice, expertise and experience for purposes of aiding the conduct of the business of, or acting as a company representative or spokesman on behalf of, LII, Group and/or any of their subsidiaries. These consulting services shall be in addition to Consultant's service on the Board of Directors of LII and Group. LII, Group and Consultant agree that Consultant shall provide a minimum of twenty (20) days and a maximum of thirty (30) days of consulting services per year. The maximum number of days per year that such services shall be provided may be increased by mutual consent of the parties to this Agreement.

                  (c)  Independent Contractor.
                       ----------------------

                  It is expressly understood and agreed that in performing his obligations under this Agreement, Consultant shall act solely as an independent contractor and not as an employee of LII, Group and/or any of their subsidiaries and is not entitled to any employee benefits from such entities for so acting as Consultant.

                  (d)  Remuneration.
                       ------------

                  As compensation for the consulting services hereunder, LII shall pay to Consultant consulting fees for a minimum of twenty (20) days per year in the amount of $3,000 per day, regardless of whether Consultant is requested by the Chief Executive Officer and/or the Board of Directors of LII or Group to perform any consulting services. The payment of such $60,000 annual retainer fee shall be paid in a lump sum by LII to the Consultant on or before March 31 of each year for services rendered in that year. Compensation for services above the twenty (20) day minimum shall be made reasonably promptly after receipt of Consultant's invoice.

                  (e)  Expenses.
                       --------

                  LII shall reimburse the Consultant for reasonable travel, lodging and meal and other out-of-pocket expenses incurred by him in connection with his performance of consulting services hereunder, upon submission of evidence satisfactory to LII of the incurrence and purpose of each such expenses.

                  (f)  Financial Advisory Services.
                       ---------------------------

                  During the term of this Agreement, LII shall reimburse Retiree for the fees and expenses of a financial advisor, in an aggregate amount up to $8,000 in each year, which amount may be increased from time to time in the discretion of LII's Board of Directors.

         6.       Directorships.
                  -------------

                  Subject to the nomination of the Board of Directors of LII and/or Group and the vote of the stockholders of LII and/or Group, Retiree shall continue in his role as a director of LII and/or Group. On and after April 29, 1999, Retiree shall be compensated as a nonemployee director in accordance with the policies of LII and Group. In the event that Retiree does not seek reelection, or is not reelected to the Board of Directors of LII and/or Group, Retiree agrees, at the request of LII, to be elected to the board of directors of one of the subsidiaries of LII for the remaining term of this Agreement.

         7.       Office and Support Staff.
                  ------------------------

                  During the term of this Agreement, Retiree shall be entitled to the use of an office, secretarial support, and systems support at Group's headquarters office in Lexington, Kentucky. In addition, LII shall arrange and pay for Retiree's use of reasonable office, secretarial and systems support at two other locations of Retiree's choice outside Lexington, Kentucky.

         8.       Unauthorized Disclosure.
                  -----------------------

                  During the Restricted Period, Retiree shall not, without the written consent of LII's Board, the General Counsel of LII, or the Chief Executive Officer of LII, disclose to any person (other than an employee or director of LII or Group or any of their subsidiaries) any confidential or proprietary information, knowledge or data whether obtained by him while in the employ of the LII, Group and/or any of their subsidiaries or affiliates, as a consultant or board member of LII, Group and/or any of their subsidiaries or otherwise, that is not theretofore publicly known and in the public domain, with respect to LII, Group and/or any of its subsidiaries or affiliates or with respect to any products, improvements, formulas, recipes, designs, processes, customers, methods of sales, distribution, operation or manufacture, sales, prices, profits, costs, contracts, suppliers, business prospects, business methods, techniques, research, plans, strategies, personnel, organization, trade secrets or know-how of LII, Group and/or any of their subsidiaries or affiliates (collectively, "Proprietary Information"), except as may be required by law or in connection with any judicial or administrative proceeding or inquiry.

         9.       Non-Competition.
                  ---------------

                  (a) During the Restricted Period, Retiree shall not engage, directly or indirectly, in, become employed by, serve as an agent or consultant to, or become a partner, principal or stockholder of, any partnership, corporation or other entity which competes with a business that represents 5% or more of the aggregate gross revenues of LII, Group or any of their subsidiaries and which is then engaged in such competition in any geographical area in which Group, LII and/or any of their subsidiaries or affiliates is then engaged in such business, without first obtaining written approval from LII. Provided, however, Retiree's ownership of less than 1% of the issued and outstanding stock of any corporation whose stock is traded on an established securities market shall not constitute competition with LII, Group and/or any of their subsidiaries or affiliates. LII may grant or deny its approval in its sole discretion.

                  (b) During the Restricted Period, Retiree will not serve as a director of any corporation without first obtaining written approval from LII, except that Retiree shall be entitled to continue to serve as a director of the M.A. Hanna Company, Imation Corporation and Dynatech Corporation and as a trustee of Fidelity Investments. The Chief Executive Officer of LII may grant or deny such approval in his sole discretion.

         10.      Non-Interference.
                  ----------------

                  During the Restricted Period, Retiree will not, directly or indirectly, for his own account or the account of any other person or entity,
(a) employ in a business of the kind in which LII, Group and/or any of their subsidiaries or affiliates is engaged, or solicit or endeavor to entice away from LII, Group and/or any of their subsidiaries or affiliates, or otherwise intentionally interfere with LII's, Group's or any of their subsidiaries' or affiliates' relationship with, any person or entity who or which is at the time employed by or otherwise engaged to perform services for LII, Group and/or any of their subsidiaries or affiliates or (b) intentionally interfere with LII's relationship with any person or entity who or which is, or has been within the previous 36 months, a customer, client or supplier of LII, Group and/or any of their subsidiaries or affiliates.

         11.      Return of Documents.
                  -------------------

                  Retiree has or promptly will deliver to Group, LII and/or any of their subsidiaries or affiliates all non-personal documents and data of any nature pertaining to his work with LII, Group and/or any of their subsidiaries or affiliates and Retiree will not take with him any documents or data of any description or any reproduction thereof, or any documents containing or pertaining to any Proprietary Information, other than those documents necessary for Retiree to continue in his role as a director of LII and/or Group or to perform the consulting services described in Section 5 of this Agreement. The parties to this Agreement acknowledge that Retiree will have continuing access to LII's systems and that such access shall not be deemed to violate the terms of this provision as long as the confidentiality of all Proprietary Information is maintained by Retiree.

         12.  Forfeiture  of Options and Other  Awards and Option and Share Gain
              ------------------------------------------------------------------
for Breach of this Agreement.
----------------------------

                  If Retiree violates any material provision of this Agreement after written notice of violation by LII or Group and a thirty (30) day opportunity to cure, if such violation is curable, with the determination of whether such a violation occurred being made by a resolution of the Board of Directors of Group, or if a Change in Control (as defined in the CIC Agreement (as defined below)) has occurred, by the members of the Board of Directors of Group immediately prior to such Change in Control, then: (1) all unexercised options, deferred stock units, restricted stock units and performance units (and the right to receive cash compensation in connection with such performance units) (collectively, "Incentive Awards") held by Retiree shall terminate and be forfeited by Retiree, effective the date on which Retiree violates this Agreement, unless terminated sooner by operation of another term or condition of the Option Plan, the Plan, award agreement or this Agreement; and (2) any gain realized upon receipt of an Incentive Award, or exercise of an Incentive Award that does not require the payment of an exercise price, which gain shall be represented by the closing market price on the date of receipt of such Incentive Award, or in the case of an Incentive Award that requires the payment of an exercise price, the gain represented by the closing market price on the date of exercise over the exercise price multiplied by the number of Incentive Awards, without regard to any subsequent market price decrease or increase; in each case within 18 months prior to Retiree's violation of this Agreement, shall be forfeited and paid by Retiree to LII.

         13.      Other Payments and Benefits.
                  ---------------------------

                  Retiree acknowledges and agrees that no other payments or benefits are owing or are to be paid or given to Retiree by LII, Group and/or any of their subsidiaries or affiliates, other than (i) as specifically set forth herein, (ii) as specifically set forth in the Employment Agreement as extending beyond the term of employment, (iii) as specifically set forth in the Change in Control Agreement among Group, LII and Retiree dated as of April 30, 1998 (the "CIC Agreement") as extending beyond the term of employment, (iv) as specifically set forth in the Indemnification Agreement among Group, LII and Retiree dated as of April 30, 1998 (the "Indemnification Agreement") as extending beyond the term of employment and (v) such benefits, and payments under pension and benefits plans as Retiree in the ordinary course as a retiree of LII would be entitled to receive.

         14.      Assumption of Agreement.
                  -----------------------

                  LII and Group will require any successor (by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of LII or Group, by agreement in form and substance reasonably satisfactory to the Retiree, to expressly assume and agree to perform this Agreement, the Employment Agreement, the CIC Agreement and the Indemnification Agreement in the same manner and to the same extent that LII and Group would be required to perform it if no such succession had taken place. Failure of LII and Group to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Retiree to payment in the form of a lump sum equal to the full value of all future payments due under this Agreement, and all other benefits to which he otherwise would have been entitled under this Agreement, the Employment Agreement, the CIC Agreement and the Indemnification Agreement as if no succession had taken place; provided, however, that Retiree shall not be required to perform any services after such breach. With respect to the Incentive Awards, the Change of Control provisions set forth in Section 9 of the Plan shall continue to be effective notwithstanding Retiree's retirement. LII and Group hereby agree that Retiree shall continue at all times to be entitled to the benefits provided by Sections 9(a), (b), (c) and (d) and 12 (a) of the CIC Agreement, and that those provisions may not be amended to affect the Retiree without the prior written consent of the Retiree.

         15.      Entire Agreement.
                  ----------------

                  Except as otherwise expressly provided herein, this Agreement, the Employment Agreement, the Incentive Award agreements, the CIC Agreement and the Indemnification Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and all promises, representations, understandings, arrangements and prior agreements relating to such subject matter (including those made to or with Retiree by any other person or entity) are superseded hereby.

         16.      Miscellaneous.
                  -------------

                  (a)  Binding Effect.
                       --------------

                  This Agreement shall be binding on and inure to the benefit of LII, Group and their successors and assigns, subject to Section 14 above. This Agreement shall also be binding on and inure to the benefit of Retiree and his heirs, executors, administrators and legal representatives.

                  (b)  Governing Law.
                       -------------

                  This Agreement shall be governed by and constructed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws.

                  (c)  Taxes.
                       -----

                  LII may, in its discretion, withhold monies from any payments made under the Agreement for purposes of U.S. federal, state, city or other applicable taxes or social security insurance or governmental regulation or ruling.

                  (d)  Amendments.
                       ----------

                  No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is approved by LII's and Group's Board and/or Chief Executive Officer and is agreed to in writing by the Retiree. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No waiver of any provision of this Agreement shall be implied from any course of dealing between or among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.

                  (e)  Severability.
                       ------------

                  In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

                  (f)  Notices.
                       -------

                  Any notice or other communication required or permitted to be delivered under this Agreement shall be (i) in writing, (ii) delivered personally, by courier service or by certified or registered mail, first-class postage prepaid and return receipt requested, (iii) deemed to have been received on the date of delivery or on the third business day after the mailing thereof, and (iv) addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

                  (A) if to LII or Group, to it at:

                  One Lexmark Centre Drive
                  740 West New Circle Road
                  Lexington, Kentucky 40550
                  Attention: General Counsel

                  (B) if to the Retiree, to him at the address listed on the signature page hereof.

                  (g)  Counterparts.
                       ------------

                  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                  (h)  Headings.
                       --------

                  The section and other headings contained in this Agreement are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof.

         IN WITNESS WHEREOF, LII and Group have duly executed this Agreement by their authorized representatives and the Retiree has hereunto set his hand, in each case effective as of the date first above written.

                                      LEXMARK INTERNATIONAL, INC.



                                      By: /s/ Paul J. Curlander
                                          ----------------------------
                                          Paul J. Curlander
                                          President and Chief Executive Officer




                                      LEXMARK INTERNATIONAL GROUP, INC.



                                      By: /s/ Paul J. Curlander
                                          ----------------------------
                                          Paul J. Curlander
                                          President and Chief Executive Officer






                                      RETIREE

                                      /s/ Marvin L. Mann
                                      ----------------------------
                                      Marvin L. Mann
                                      Address: